EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 3, 1998, and April 24, 1998 included in U S Liquids' Form 10-K for the year ended December 31, 1997, and Form 8-K/A filed with the SEC on June 2, 1998 and to all references to our firm included in this registration statement.

ARTHUR ANDERSEN LLP

Houston, Texas
February 16, 1999